UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 22, 2006

Newell Rubbermaid Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10B Glenlake Parkway, Suite 300, Atlanta, Georgia		30328
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-407-3800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, in November 2005, in connection with his service as interim President and Chief Executive Officer, the Board of Directors of Newell Rubbermaid Inc. (the "Company") agreed to grant to Mark D. Ketchum a performance share award under the Newell Rubbermaid Inc. 2003 Stock Plan for up to 50,000 shares. On March 22, 2006, the Organizational Development & Compensation Committee and the Board of Directors of the Company approved the terms of this performance share award. This grant entitles Mr. Ketchum to receive up to 50,000 shares of unrestricted stock of the Company in 2007. The actual number of shares issued pursuant to the award (not to exceed 50,000) will be based equally upon the percentage attainment of corporate performance goals for 2006 under the Company’s Management Cash Bonus Plan (not to exceed 100%) and upon attainment of individual performance criteria established by the Board of Directors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 22, 2006, Steven J. Strobel was elected to serve on the Board of Directors of the Company. Mr. Strobel has been appointed to serve on the Audit Committee of the Board of Directors of the Company beginning May 9, 2006.

Mr. Strobel, age 48, has been Senior Vice President, Corporate Controller for Motorola, Inc. (a wireless and broadband communications company) since April 2003. From 2000 to 2003, Mr. Strobel was Vice President, Finance and Treasurer for Owens Corning (a manufacturer and marketer of building material and composites systems). From 1996 to 2000, Mr. Strobel served as Owens Corning’s Vice President, Corporate Controller. From 1986 to 1996, Mr. Strobel served in a number of roles with Kraft Foods, a division of Philip Morris Companies, Inc. (a manufacturer and marketer of consumer products). While at Kraft, he held various financial positions, including Director of Planning and Analysis, Kraft Retail Cheese Division; Director of Finance, Kraft Corporate Marketing Services; Vice President, Finance, Kraft Grocery Products Division; Vice President and Controller, Kraft USA Operations; and Chief Financial Officer, Kraft Foods Canada.

Mr. Strobel was not selected pursuant to any arrangement or understanding between him and any other person. There has been no transaction, or proposed transaction, since January 1, 2005 to which the Company was or is to be a party, and in which Mr. Strobel or any member of his immediate family had or is to have a direct or indirect material interest. There are no family relationships between Mr. Strobel and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

March 28, 2006	By:	/s/ Dale L. Matschullat

Name: Dale L. Matschullat
Title: Vice President - General Counsel & Corporate Secretary